Exhibit 99.1
Independent Auditors’ Report
The Board of Directors
Hong Kong Fly International Health Care Limited:
     We have audited the accompanying consolidated balance sheets of Hong Kong Fly International Health Care Limited and subsidiary (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hong Kong Fly International Health Care Limited and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
     As described in Note 1(b), on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in the Company, which was not previously owned. The accompanying consolidated financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
/s/ KPMG Huazhen
Beijing, the People’s Republic of China
April 3, 2008

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